Exhibit 10.1

Washington Prime Group, L.P.

$250,000,000 3.850% Senior Notes due 2020

Purchase Agreement

March 17, 2015

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC
RBS Securities Inc.

As Representatives of the
several Initial Purchasers listed
in Schedule 1 hereto

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

Ladies and Gentlemen:

Washington Prime Group, L.P., an Indiana limited partnership (the “Issuer”) proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $250,000,000 principal amount of its 3.850% Senior Notes due 2020 (the “Securities”).  The Securities will be issued pursuant to an Indenture, to be dated as of the Closing Date (as defined below) (as supplemented by the first supplemental indenture thereto, which will also be dated as of the Closing Date, the “Indenture”), between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”).

The Securities will be sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom or in a transaction not subject thereto.  The Issuer and its parent, Washington Prime Group Inc., an Indiana corporation (the “Parent,” and together with the Issuer, the “Transaction Entities”), have prepared a preliminary offering memorandum dated March 17, 2015 (the

“Preliminary Offering Memorandum”), and will prepare an offering memorandum, dated the date hereof (the “Offering Memorandum”), setting forth information concerning the Transaction Entities and the Securities.  Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuer to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”).  The Transaction Entities hereby confirm that they have authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.

Immediately prior to 5:30 p.m., New York City time, on the date hereof (the “Time of Sale”), the Transaction Entities had prepared the following information (collectively, the “Time of Sale Information”):  the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (the “Registration Rights Agreement”), pursuant to which the Issuer will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the New Securities referred to (and as defined) in the Registration Rights Agreement.

The Parent and the Issuer hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.                                      Purchase and Resale of the Securities.

(a)                                 The Issuer agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 99.372% of the principal amount thereof.  The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)                                 The Issuer understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)             it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii)          it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)       it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)                               within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and, prior to or contemporaneously with, each such offer and sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)                               in accordance with the restrictions set forth in Annex C hereto.

(c)                                  Each Initial Purchaser acknowledges and agrees that the Transaction Entities and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(i), counsel for the Transaction Entities and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)                                 The Transaction Entities acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)                                  The Transaction Entities acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Transaction Entities with respect to the offering and sale of Securities contemplated hereby (including in connection with determining the terms of the offering of the Securities) and not as a financial advisor or a fiduciary to, or an agent of, either Transaction Entity or any other person.  Additionally, none of the Representatives nor any other Initial Purchaser is advising either Transaction Entity or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Transaction Entities shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and none of the Representatives nor any other Initial Purchaser shall have any responsibility or liability to the Transaction Entities with respect thereto.  Any review by the Representatives or any Initial Purchaser of the Transaction Entities and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Initial Purchaser, as the case may be, and shall not be on behalf of either Transaction Entity or any other person.

(f)                                   The Transaction Entities acknowledge that each of the Initial Purchasers is a full service securities firm and, as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Transaction Entities.

2.                                      Payment and Delivery.

(a)                                 Payment for and delivery of the Securities will be made at the offices of Sidley Austin LLP at 10:00 A.M., New York City time, on March 24, 2015, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Transaction Entities may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b)                                 Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuer to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities to the Initial Purchasers duly paid by the Issuer.  A copy of the Global Notes will be made available for inspection by the Representatives at the offices of Sidley Austin LLP not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.                                      Representations and Warranties of the Parent and the Issuer.  The Parent and the Issuer, jointly and severally, represent and warrant to each Initial Purchaser that:

(a)                                 Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b)                                 Additional Written Communications.  The Transaction Entities (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not made, used, authorized, approved or referred to and will not make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Transaction Entities or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) is referred to herein as an “Issuer

Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iii) any electronic road show or other written communications, in each case used in accordance with Section 4(c).  Each such Issuer Written Communication, when taken together with the Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representatives expressly for use in any Issuer Written Communication.

(c)                                  Incorporated Documents.  The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 Financial Statements.  The financial statements (including the related notes thereto) included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the financial position of the applicably entity and its consolidated subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, except, in each case, as otherwise disclosed therein and in the notes related thereto, and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments; the other financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the applicable entity and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Time of Sale Information and the Offering Memorandum.  The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(e)                                  No Material Adverse Change.  Since the date of the most recent financial statements of the Transaction Entities and their consolidated subsidiaries included or incorporated by reference in each of the Time of Sale Information and the Offering

Memorandum, (i) there has not been any change in the capital stock or long-term debt of the Transaction Entities or any of their subsidiaries, or, other than the regular quarterly distributions on the units of limited partnership interest in the Issuer (the “Units”), any dividend or distribution of any kind declared, set aside for payment, paid or made by the Transaction Entities on any class of capital stock or other equity interests, or any material adverse change, or any development involving a material adverse change, in or affecting the business, properties, financial position, cash flows, results of operations or prospects of the Transaction Entities and their subsidiaries taken as a whole, (ii) neither the Transaction Entities nor any of their subsidiaries has entered into any transaction or agreement that is material to the Transaction Entities and their subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Transaction Entities and their subsidiaries taken as a whole, and (iii) neither the Transaction Entities nor any of their subsidiaries has sustained any loss or interference with its business that is material to the Transaction Entities and their subsidiaries taken as a whole and that is from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each of cases (i), (ii) and (iii) as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum.

(f)                                   Organization and Existence of the Parent.  The Parent has been duly organized and is validly existing and in good standing under the laws of the State of Indiana, is duly qualified to do business and is in good standing (where such designation is applicable) in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position, cash flows, results of operations or prospects of the Issuer and its subsidiaries taken as a whole, or on the performance by the Transaction Entities of their respective obligations, as applicable, under this Agreement, the Registration Rights Agreement, the Indenture and the Securities (a “Material Adverse Effect”).  Other than the subsidiaries listed in Schedule 2 hereto, the Transaction Entities do not own or control, directly or indirectly, any corporation, association or other entity that is or, if considered in the aggregate as one entity would be, a “significant subsidiary” as defined under Rule 1.02(w) of Regulation S-X under the Securities Act (each, a “Subsidiary” and, collectively, the “Subsidiaries”).

(g)                                  Organization and Existence of the Issuer. The Issuer has been duly formed and is validly existing under the laws of the State of Indiana, is duly qualified to do business and is in good standing (where such designation is applicable) in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.  The Parent is the sole general partner of the Issuer.  The Agreement of Limited Partnership of the Issuer, dated as of May 27, 2014, as amended (the “Operating Partnership Agreement”), has been duly and validly authorized, executed and delivered by the Issuer and the Parent and is a valid and legally binding agreement of the Issuer and the Parent, enforceable against the Issuer and the Parent in accordance with its terms, except as enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law ((i) and (ii) collectively, the “Enforceability Exceptions”).

(h)                                 Each of the Subsidiaries (i) has been duly organized and is validly existing and in good standing (where such designation is applicable) under the laws of its respective jurisdiction of organization, (ii) is duly qualified to do business and is in good standing (where such designation is applicable) in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and (iii) has all power and authority necessary to own or hold its respective properties and to conduct the business in which it is engaged, except in each of clauses (i) (solely as to good standing), (ii) and (iii), where the failure would not, individually or in the aggregate, have a Material Adverse Effect.

(i)                                     Capitalization.  The Issuer has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization” as of the date set forth therein; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable, except where the failure to be duly and validly authorized and issued, fully paid and non-assessable would not, individually or in the aggregate, have a Material Adverse Effect (and except, in the case of any foreign subsidiary, for directors’ qualifying shares) and, except as otherwise described in each of the Time of Sale Information and the Offering Memorandum (and with the exception of equity interests of Glimcher Westshore, LLC (“Westshore”), which serve as security for the $20 million Mezzanine Loan Agreement, dated September 7, 2012, among Westshore, as Borrower, and Wells Fargo Bank, National Association, as Lender), are owned directly or indirectly by the Issuer, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j)                                    Due Authorization, etc. of Transaction Documents.  Each Transaction Entity has the full right, power and authority to execute and deliver this Agreement, and the Issuer has the full right, power and authority to execute and deliver the Securities, the Indenture, the New Securities and the Registration Rights Agreement (together with this Agreement, the “Transaction Documents”), and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by each Transaction Entity of the applicable Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k)                                 The Indenture.  The Indenture has been duly authorized by the Issuer and, on the Closing Date, will be duly executed and delivered by the Issuer and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions; and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust

Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(l)                                     The Securities.  The Securities have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m)                             The New Securities.  On the Closing Date, the New Securities will have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n)                                 Purchase and Registration Rights Agreements.  This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities; and the Registration Rights Agreement has been duly authorized by the Issuer and, on the Closing Date, will be duly executed and delivered by the Issuer and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(o)                                 Descriptions of the Transaction Documents.  The descriptions of the Transaction Documents contained in each of the Time of Sale Information and the Offering Memorandum are accurate in all material respects.

(p)                                 The Units. All issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable, have been offered and sold or exchanged by the Issuer in compliance with applicable laws and, except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, are owned by the Parent either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(q)                                 No Violation or Default.  Neither the Transaction Entities nor any of their subsidiaries is (i) in violation of its charter, by-laws, partnership agreement, certificate of limited partnership or other organizational document, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Transaction Entities or any of their subsidiaries is a party or by which the Transaction Entities or any of their subsidiaries is bound or to which any property or asset of the Transaction Entities or any of their subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the

Transaction Entities and their subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)                                    No Conflicts.  The execution, delivery and performance by the Transaction Entities of each of the Transaction Documents to which they are a party, the issuance and sale of the Securities by the Issuer, the issuance of the New Securities by the Issuer and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Transaction Entities or any of their subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Transaction Entities or any of their subsidiaries is a party or by which the Transaction Entities or any of their subsidiaries is bound or to which any property or asset of the Transaction Entities or any of their subsidiaries is subject, (ii) result in any violation of the provisions of the charter, by-laws, partnership agreement, certificate of limited partnership or other organizational document of the Transaction Entities or any of their subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Transaction Entities or any of their subsidiaries except, in the case of clauses (i), (ii) (as to the subsidiaries of the Transaction Entities only (other than any Subsidiaries)) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)                                   No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Transaction Entities of each of the Transaction Documents to which they are a party, the issuance and sale of the Securities by the Issuer, the issuance of the New Securities by the Issuer and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have already been made or obtained, (ii) as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (iii) with respect to the New Securities under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement, or (iv) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)                                    Legal Proceedings.  Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Transaction Entities or any of their subsidiaries is a party or to which any property of the Transaction Entities or any of their subsidiaries is subject that, if determined adversely to the Transaction Entities or any of their subsidiaries, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no such Actions are, to the knowledge of the Transaction Entities, threatened or contemplated by any governmental or regulatory authority or by others.

(u)                                 Independent Accountants.  Ernst & Young LLP, who has certified certain financial statements of the Parent and its subsidiaries, and BDO USA, LLP, who has certified certain financial statements of Glimcher Realty Trust (“Glimcher”) and its subsidiaries, are independent registered public accountants with respect to the Parent and its subsidiaries and Glimcher and its subsidiaries, respectively, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)                                 Real and Personal Property.  Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, the Transaction Entities and their subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Transaction Entities and their subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Transaction Entities and their subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect.

(w)                               Intellectual Property.  (i) Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, the Transaction Entities and their subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, except where the failure to own or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect; (ii) the Transaction Entities and their subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person in any material respect with any such rights of others; (iii) the Transaction Entities and their subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any such Intellectual Property which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and (iv) to the knowledge of the Transaction Entities, the Intellectual Property of the Transaction Entities and their subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(x)                                 No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Transaction Entities or any of their subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Transaction Entities or any of their subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement on Form S-1 to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(y)                                 Investment Company Act.  Neither Transaction Entity is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum, will be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z)                                  Taxes.  Each of the Transaction Entities and their subsidiaries has filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof and each of the Transaction Entities and their subsidiaries has paid all taxes payable by it through the date hereof, except for taxes being contested in good faith and for which adequate reserves have been taken, and except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.  Except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Transaction Entities or any of their subsidiaries or any of their respective properties or assets, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)                          Qualification as a REIT.  The Parent intends to make an election to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and presently intends to operate in a manner which would permit it to qualify as a REIT under the Code.

(bb)                          Classification of Issuer.  Throughout the period from its formation through the date hereof, the Issuer has been properly classified either as a partnership or as an entity disregarded as separate from its owner for U.S. federal income tax purposes and not as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

(cc)                            Licenses and Permits.  Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, the Transaction Entities and their subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and, except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, neither the Transaction Entities nor any of their subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization.

(dd)                          Compliance with Environmental Laws.  The Transaction Entities and their subsidiaries (i) are, to the knowledge of the Transaction Entities, in compliance with any and all applicable foreign, federal, state and local laws, regulations, decisions and orders relating to the protection of human health and safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) to the knowledge of the Transaction Entities, have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities or any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)                            Disclosure Controls.  The Parent and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Parent in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Parent’s management as appropriate to allow timely decisions regarding required disclosure.  The Parent and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff)                              Accounting Controls.  The Parent maintains an effective system of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Parent and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in XBRL included or incorporated by reference in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information.

(gg)                            Insurance.  Except as described in each of the Time of Sale Information and the Offering Memorandum or as would not be reasonably expected to result in a Material Adverse Effect, the Transaction Entities and their subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Transaction Entities and their subsidiaries and their respective businesses, taken as a whole;

and neither the Transaction Entities nor any of their subsidiaries (i) has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(hh)                          No Unlawful Payments.  Neither the Transaction Entities nor any of their subsidiaries nor, to the knowledge of the Transaction Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of the Transaction Entities or any of their subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 210 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Transaction Entities and their subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii)                                  Compliance with Money Laundering Laws.  The operations of the Transaction Entities and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Transaction Entities or any of their subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened.

(jj)                                No Conflicts with Sanctions Laws.  None of the Transaction Entities, any of their subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, agent, employee or affiliate or any of their subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”, the Bureau of Industry and Security of the U.S. Department of Commerce or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury

(“HMT”)), or other relevant sanctions authority (collectively, “Sanctions”), nor are the Transaction Entities or any of their subsidiaries located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of the Ukraine (each, a “Sanctioned Country”); and the Transaction Entities will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions.  The Transaction Entities and their subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any Sanctioned Country.

(kk)                          Solvency.  On and immediately after the Closing Date, the Issuer (after giving effect to the issuance and sale of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital.

(ll)                                  No Restrictions on Subsidiaries.  Except as described in each of the Time of Sale Information and the Offering Memorandum, no subsidiary of the Issuer is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Issuer (or the Issuer’s subsidiary, in the case of indirect subsidiaries), from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Issuer any loans or advances to such subsidiary from the Issuer or from transferring any of such subsidiary’s properties or assets to the Issuer or any other subsidiary of the Issuer.

(mm)                  No Broker’s Fees.  Neither the Transaction Entities nor any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(nn)                          Rule 144A Eligibility.  On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(oo)                          No Integration.  Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(pp)                          No General Solicitation or Directed Selling Efforts.  Neither the Issuer nor any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(qq)                          Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(rr)                                No Stabilization.  Except as contemplated in the Time of Sale Information and the Offering Memorandum, neither of the Transaction Entities has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ss)                              Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuer as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(tt)                                [Reserved.]

(uu)                          Industry Statistical and Market Data.  Nothing has come to the attention of the Transaction Entities that has caused the Transaction Entities to believe that the industry statistical and market-related data included in each of the Time of Sale Information and the

Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(vv)                          Sarbanes Oxley Act.  The Parent and its directors and officers, in their capacities as such, have complied in all material respects with the provisions of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Section 302 and 906 related to certifications.

4.                                      Further Agreements of the Transaction Entities.  The Parent and the Issuer jointly and severally covenant and agree with each Initial Purchaser that:

(a)                                 Delivery of Copies.  The Transaction Entities will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

(b)                                 Offering Memorandum, Amendments or Supplements.  Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Transaction Entities will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement to which the Representatives reasonably object (unless the Transaction Entities are advised by counsel that they are required by law to so amend or supplement the Offering Memorandum).

(c)                                  Additional Written Communications.  Before making, using, authorizing, approving or referring to any Issuer Written Communication, the Transaction Entities will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not make, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(d)                                 Notice to the Representatives.  Throughout the completion of the offer and sale of the Securities by the Initial Purchasers, the Transaction Entities will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or, to the knowledge of the Transaction Entities, threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Transaction Entities of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Transaction Entities, threatening of any proceeding for such purpose; and the Transaction Entities will use their commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use their commercial reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e)                                  Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, the Transaction Entities will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)                                   Ongoing Compliance of the Offering Memorandum.  If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Transaction Entities will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g)                                  Blue Sky Compliance.  The Issuer will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request, if such qualification is required for offers or sales of Securities, and will continue such qualifications in effect so long as required for offers and sales of Securities; provided that the Issuer shall not be required to (i) qualify as a foreign limited partnership or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)                                 Clear Market.  During the period from the date hereof through and including the date that is 30 days after the date hereof, neither Transaction Entity will, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by it and having a tenor of more than one year.

(i)                                     Use of Proceeds.  The Issuer will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds.”

(j)                                    Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer will, during any period in which Issuer is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)                                 DTC.  The Issuer will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)                                     No Resales by the Issuer.  The Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Issuer or any of its affiliates and resold in a transaction registered under the Securities Act.

(m)                             No Integration.  Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n)                                 No General Solicitation or Directed Selling Efforts.  None of the Issuer or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)                                 Qualification as a REIT.  The Parent shall use its reasonable best efforts (a) to operate so as to satisfy all requirements necessary to qualify and maintain its qualification as a REIT under the Code and (b) not to engage in any “prohibited transaction” as defined for purposes of Section 857(b)(6) of the Code that would reasonably be expected to have a Material Adverse Effect, in either case, unless the board of directors (or equivalent body) of the Parent determines that it is no longer in the best interests of the Parent to continue to qualify as a REIT.

(p)                                 No Stabilization.  Neither of the Transaction Entities will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5.                                      Certain Agreements of the Initial Purchasers.  Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) hereof (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Issuer and the Representatives in advance in writing or (v) any written communication relating to, or that contains the preliminary or final terms of, the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6.                                      Conditions of Initial Purchasers’ Obligations.  The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Transaction Entities of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Representations and Warranties.  The representations and warranties of the Transaction Entities contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Transaction Entities and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)                                 Rating.  At the Closing Time, the Securities shall be rated at least “Baa2” by Moody’s Investors Service, Inc, “BBB” by Standard & Poor’s Rating Group, Inc. and “BBB-” by Fitch Ratings Limited, and Transaction Entities shall have delivered to the Representatives evidence reasonably satisfactory to the Representatives confirming that the Securities have such ratings; and since the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Parent or the Issuer or any of their subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Parent or the Issuer or any of their subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)                                  No Material Adverse Change.  No event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum (excluding any amendment or supplement thereto).

(d)                                 Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of each of the Transaction Entities who has specific knowledge of the matters involving such Transaction Entity and is reasonably satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct and (ii) confirming that the other representations and warranties of the Transaction Entities in this Agreement are true and correct and that the Transaction Entities have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in Sections 6(b) and (c) hereof.

(e)                                  Comfort Letters.  On the date of this Agreement and on the Closing Date, Ernst & Young LLP, with respect to the Parent and its subsidiaries, and BDO USA LLP, with respect to Glimcher and its subsidiaries, shall have furnished to the Representatives their respective letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)                                   Opinion and Rule 10b-5 Statement of Counsel for the Transaction Entities.  Wachtell, Lipton, Rosen & Katz, counsel for the Transaction Entities, shall have furnished to the Representatives its written opinion and Rule 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in each case, in form and substance reasonably satisfactory to the Representatives (it being understood that the form of such opinion previously delivered to the Initial Purchasers counsel is, as of the date hereof, in form and substance reasonable to the Initial Purchasers).

(g)                                  Opinions of Tax and Local Counsel.  Faegre Baker Daniels LLP, counsel for the Parent with respect to REIT matters and matters concerning the laws of the State of Indiana, shall have furnished to the Representatives its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives (it being understood that the form of such opinion previously delivered to the Initial Purchasers counsel is, as of the date hereof, in form and substance reasonable to the Initial Purchasers).

(h)                                 Opinion of General Counsel for the Parent.  The General Counsel of the Parent shall have furnished to the Representatives a written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives (it being understood that the form of such opinion previously delivered to the Initial Purchasers counsel is, as of the date hereof, in form and substance reasonable to the Initial Purchasers).

(i)                                     Opinion and Rule 10b-5 Statement of Counsel for the Initial Purchasers.  The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Initial Purchasers, of Sidley Austin LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)                                    No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)                                 Certificates of Existence and Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the existence of the Transaction Entities in their respective jurisdictions of organization and their good standing in such other jurisdictions where such designation is applicable as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)                                     Registration Rights Agreement.  The Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, shall have been duly executed and delivered by the Issuer.

(m)                             DTC.  The Securities shall be eligible for clearance, settlement and trading through DTC.

(n)                                 Indenture and Securities.  The Indenture shall have been duly executed and delivered by a duly authorized officer of the Issuer and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Issuer and duly authenticated by the Trustee.

(o)                                 Additional Documents.  On or prior to the Closing Date, the Transaction Entities shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Initial Purchasers.  The Parent and the Issuer, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, documented legal fees and other documented expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such documented fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representatives expressly for use therein.

(b)                                 Indemnification of the Parent and the Issuer.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Parent and the Issuer, each of their respective directors and officers and each person, if any, who controls Parent or the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following paragraph in the Preliminary Offering Memorandum and the Offering Memorandum:  the first paragraph under the caption “Plan of Distribution—Price Stabilization, Short Positions”.

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the documented fees and expenses of such proceeding and shall pay the documented fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel reasonably incurred by such Indemnified Person shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded based on the advice of counsel that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the documented fees and expenses of more than one separate firm (in addition to any one local counsel in each relevant jurisdiction) for all Indemnified Persons, and that all documented fees and expenses reasonably incurred by such Indemnified Person shall be reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representatives and any such separate firm for the Transaction Entities, their respective directors and officers and any control persons of the Transaction Entities shall be designated in writing by the Issuer.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in Sections 7(a) or (b) hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Transaction Entities on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Transaction Entities on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Securities and the total underwriting discounts received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate initial offering price of the Securities.  The relative fault of the Transaction Entities on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Transaction Entities and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any documented legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.                                      Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Issuer, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Parent or the Issuer shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum (excluding any amendment or supplement thereto).

9.                                      Defaulting Initial Purchaser.

(a)                                 If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuer on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Transaction Entities, except that each of the Transaction Entities will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Transaction Entities or any non-defaulting Initial Purchaser for damages caused by its default.

10.                               Payment of Expenses.

(a)                                 Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, Parent and the Issuer, jointly and severally, agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of counsel to the Transaction Entities and their independent accountants; (v) up to $7,500 of the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) out-of-pocket expenses incurred by the Transaction Entities in connection with any “road show” presentation to potential investors.  Except as provided in Section 7 and this Section 10(a), the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

(b)                                 If (i) this Agreement is terminated pursuant to clause (ii) of Section 8, (ii) either Transaction Entity for any reason (other than a termination pursuant to clause (i), (iii) or (iv) of Section 8) fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Parent and the Issuer, jointly and severally, agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Transaction Entities and the Initial Purchasers contained in this Agreement or made by or on behalf of the Transaction Entities or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Transaction Entities or the Initial Purchasers.

13.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14.                               Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Transaction Entities, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

15.                               Miscellaneous.

(a)                                 Authority of the Representatives.  Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

(b)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Initial Purchasers shall be given to the Representatives c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: (646) 291-1469; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk — 3rd floor, Facsimile (212) 834-6081; and RBS Securities Inc., 600 Washington Boulevard Stamford, Connecticut 06901 Attention: High Yield Debt Capital Markets Syndicate, Facsimile: (203) 873-4534.  Notices to the Transaction Entities shall be given to them at Washington Prime Group, L.P., 180 East Broad Street, Columbus, Ohio, Attention: General Counsel.

(c)                                  Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)                                 Submission to Jurisdiction.  Each of the Transaction Entities hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this

Agreement or the transactions contemplated hereby.  Each of the Transaction Entities hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  Each of the Transaction Entities agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Parent and the Issuer, as applicable, and may be enforced in any court to the jurisdiction of which the Parent and the Issuer, as applicable, is subject by a suit upon such judgment.

(e)                                  Waiver of Jury Trial.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)                                   Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy, facsimile or other electronic transmission (i.e., a “pdf”) shall be effective as delivery of a manually executed counterpart thereof.

(g)                                  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)                                 Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

WASHINGTON PRIME GROUP INC.,
as Parent

By:	/s/ C. Marc Richards
	Name:	C. Marc Richards
	Title:	Chief Administrative Officer

WASHINGTON PRIME GROUP, L.P.,
as Issuer

By:	Washington Prime Group, Inc.,
its General Partner

By:	/s/ C. Marc Richards
	Name:	C. Marc Richards
	Title:	Chief Administrative Officer

[Signature Page to Purchase Agreement]

Accepted: As of the date first written above

CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES LLC
RBS SECURITIES INC.,
as Representatives of the several Initial Purchasers

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ John Wieker
	Name:	John Wieker
	Title:	Director

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

By:	RBS SECURITIES INC.

By:	/s/ Sarah Kanes
	Name:	Sarah Kanes
	Title:	Managing Director

[Signature Page to Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount of Securities
Citigroup Global Markets Inc.	$26,000,000
J.P. Morgan Securities LLC	$26,000,000
RBS Securities Inc.	$26,000,000
Goldman, Sachs & Co.	$26,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$26,000,000
BBVA Securities	$24,000,000
Mitsubishi UFJ Securities (USA), Inc.	$24,000,000
PNC Capital Markets LLC	$24,000,000
SunTrust Robinson Humphrey, Inc.	$24,000,000
U.S. Bancorp Investments, Inc.	$24,000,000
Total	$250,000,000

Schedule 1 - 1

Schedule 2

None

Schedule 2 - 1

ANNEX A

Additional Time of Sale Information

1.                                      Term sheet containing the terms of the Securities, substantially in the form of Annex B.

Annex A - 1

ANNEX B

Pricing Term Sheet, dated March 17, 2015
to Preliminary Offering Memorandum dated March 17, 2015
Strictly Confidential

WASHINGTON PRIME GROUP, L.P.

3.850% SENIOR NOTES DUE 2020 (THE “NOTES”)

This pricing term sheet should be read together with, and is qualified in its entirety by reference to, the preliminary offering memorandum dated March 17, 2015 (the “Preliminary Offering Memorandum”).  The information in this pricing term sheet supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.  Capitalized terms used but not defined in this pricing term sheet have the meanings assigned to them in the Preliminary Offering Memorandum.

The Notes have not been registered for offer or sale under the Securities Act or the securities laws of any state or other jurisdiction and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and all other applicable securities laws.  Accordingly, the Notes are being offered and sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A and to non-U.S. persons in offshore transactions in compliance with Regulation S under the Securities Act (“Regulation S”).  The Notes are subject to transfer restrictions and deemed acknowledgements, representations and agreements relating thereto.

Issuer:	Washington Prime Group, L.P.

Security:	3.850% Senior Notes due 2020

Aggregate Principal Amount:	$250,000,000

Stated Maturity Date:	April 1, 2020

Issue Price:	99.972% of principal amount

Coupon (Interest Rate):	3.850% per annum

Yield to Maturity:	3.856%

Benchmark Treasury:	UST 1.375% due February 29, 2020

Benchmark Treasury Yield:	1.556%

Spread to Benchmark Treasury:	+230 basis points

Interest Payment Dates:	April 1 and October 1 of each year, beginning on October 1, 2015

Optional Redemption:

Prior to March 2, 2020 (30 days prior to the Stated Maturity Date of the Notes), “make-whole” call at T+35 basis points (calculated as though the actual Stated Maturity Date of the Notes was March 2, 2020)

On or after March 2, 2020 (30 days prior to the Stated Maturity Date

Annex B - 1

of the Notes), par call

144A CUSIP / ISIN:	939648 AA9 / US939648AA96

Reg S CUSIP / ISIN:	U93893 AA0 / USU93893AA06

Trade Date:	March 17, 2015

Settlement Date:

March 24, 2015 (T+5); under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes before the third business day prior to the Settlement Date will be required, by virtue of the fact that the Notes initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters

Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC RBS Securities Inc.

Joint Lead Managers	Goldman, Sachs & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers	BBVA Securities Inc. Mitsubishi UFJ Securities (USA), Inc. PNC Capital Markets LLC SunTrust Robinson Humphrey, Inc. U.S. Bancorp Investments, Inc.

Distribution:	Rule 144A/Reg S with registration rights as set forth in the Preliminary Offering Memorandum.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering and should be read in conjunction with the Preliminary Offering Memorandum.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of the Notes in any jurisdiction in which such solicitation or sale would be unlawful.

Washington Prime Group, L.P. or any initial purchaser participating in the offering will arrange to send you the Preliminary Offering Memorandum and the final Offering Memorandum if you request them by calling Citigroup Global Markets Inc. toll free at 800-831-9146, J.P. Morgan Securities LLC collect at 212-834-4533 or RBS Securities Inc. toll free at 866-884-2071.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Annex B - 2

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)                                 Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)                                 Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)                               Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)                            None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)                          At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The offer and sale of the Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.  Terms used above have the meanings given to them by Regulation S.

Terms used in paragraph (a) and this paragraph (b) but not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)                                  Each Initial Purchaser acknowledges that no action has been or will be taken by the Issuer that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written

Annex C - 1

Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

(d)                                 Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)                               it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Transaction Entities;  and

(ii)                            it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(e)                                  Each Initial Purchaser, severally and not jointly, agrees that, in relation to each Member State of the European Economic Area (each, a “Relevant Member State”), it has not made and will not make an offer of the Securities to the public in that Relevant Member State other than:

(i)                               to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)                            to 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Initial Purchasers; or

(iii)                         in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the Securities shall result in a requirement for the publication of a prospectus, by us or any of the Initial Purchaser pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of the Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe to the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Annex C - 2